Exhibit 10.18

5th Floor, Paville House, Twin Towers Lane, Off. Veer Savarkar Marg, Prabhadevi, Mumbai - 400 025 Tel : 91 22 7177 4000 Fax : 91 22 7177 4050 GIN : U74999MH2014PTC257474

Date: [______]

To,

Mr./Mrs. [_____]

[Address]

Re: Management Stock Option Plan 2019

Sub: Letter of Grant of Options

Dear Mr./Mrs. [____],

This has reference to the Management Stock Option Plan 2019 (“MSOP” or “Plan”) announced by Pulse Secure Technologies (India) Private Limited (“Company”) on 23rd September 2019 and which is available for viewing at the registered office of the Company. We are pleased to inform you that you shall be eligible to participate in this Plan and that you have been granted [_____] number of Options of the Company.

All the terms and conditions pertaining to the allotment of these Options are mentioned in the said Plan for ease of understanding. You have the right to read the entire Plan properly which is available at the registered office of the Company and you agree to accept the Options subject to the terms mentioned in the Plan.

We request you to kindly sign and return to the Company a counter copy of this Grant Letter, within 15 days of receipt of this Grant Letter.

For Pulse Secure Technologies (India) Private Limited

Venu Raman Kumar Director

I, Mr./Mrs. [_____], hereby confirm:

[Name of Grantee]

Pulse Secure Technologies (India) Private Limited

Bangalore | Mumbai